Form N-SAR
Attachment for Item #77C
Matters Submitted to a Vote of Security Holders

MAINSTAY FUNDS TRUST
811-22321
For Period Ended 4/30/17

MAINSTAY ICAP INTERNATIONAL FUND
a series of MainStay Funds Trust

(a)	The date of the meeting and whether it was an annual
or special meeting;
Pursuant to notice, a special meeting of shareholders
("Special Meeting") of the MainStay ICAP
International Fund ("Fund") , a series of MainStay
Funds Trust ("Trust"), was held at the offices of New
York Life Investment Management, Inc. ("New York
Life Investments"), 51 Madison Avenue, New York,
New York 10010 on March 31, 2017 at 10:30 a.m.

(b)	If the meeting involved the election of trustees, state
the name of each trustee elected at the meeting and
the names of all other trustees now in office;
N/A.
(c)	Describe each matter voted upon at the meeting and
state the number of affirmative votes and the number
of negative votes cast with respect to each matter;
1.	To approve a new subadvisory agreement between New
York Life Investments, the Fund's investment manager, and Epoch Investment Partners, Inc.

The proposal was passed by the shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the proposal presented before the Special Meeting held on March 31, 2017 were cast. There were no votes cast in person at the Special Meeting.



Votes For
Votes Against
Abstentions
Total
18,776,287
34,646
93,803
18,904,736







MAINSTAY ICAP EQUITY FUND
AND
MAINSTAY ICAP SELECT EQUITY FUND
each of series of MainStay Funds Trust

(a)	The date of the meeting and whether it was an annual
or special meeting;
Pursuant to notice, a special meeting of shareholders
("Special Meeting") of the MainStay ICAP Equity
Fund ("Equity Fund") and MainStay ICAP Select
Equity Fund ("Select Equity Fund"), each a series of
MainStay Funds Trust ("Trust"), was held at the offices of New York Life Investment Management, Inc. ("New
York Life Investments"), 51 Madison Avenue, New
York, New York 10010 on Friday, April 21, 2017 at
9:30 a.m.

(b)	If the meeting involved the election of trustees, state
the name of each trustee elected at the meeting and
the names of all other trustees now in office;
N/A.
(c)	Describe each matter voted upon at the meeting and
state the number of affirmative votes and the number
of negative votes cast with respect to each matter;
1.	To approve an Agreement and Plan of Reorganization
providing for the acquisition of the assets and liabilities
of the Equity Fund, a series of MainStay Funds Trust,
by MainStay Epoch U.S. Equity Yield Fund
(''Acquiring Fund''), also a series of MainStay Funds
Trust (''Equity Fund Reorganization''), in exchange for
shares of the Acquiring Fund, followed by the complete liquidation of the Equity Fund; and
2.	To approve an Agreement and Plan of Reorganization
providing for the acquisition of the assets and liabilities of the Select Equity Fund, a series of MainStay Funds
Trust, by the Acquiring Fund (''Select Equity Fund Reorganization''), in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Select Equity Fund.

The proposals were passed by the shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the proposals presented before the Special Meeting held on April 21, 2017 were cast. There were no votes cast in person at the Special Meeting.



MainStay ICAP Equity Fund

Proposal 1 - 	To approve an Agreement and Plan of
Reorganization providing for the acquisition of the assets and liabilities of the Equity Fund, a series of MainStay Funds Trust, by MainStay Epoch U.S. Equity Yield Fund (''Acquiring Fund''), also a series of MainStay Funds Trust (''Equity Fund Reorganization''), in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Equity Fund

Votes For
Votes Against
Abstentions
Total
7,284,348
29,737
57,640
7,371,725

Proposal 2 - 	To approve an Agreement and Plan of
Reorganization providing for the acquisition of the assets and liabilities of the Select Equity Fund, a series of MainStay Funds Trust, by the Acquiring Fund (''Select Equity Fund Reorganization''), in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Select Equity Fund

Votes For
Votes Against
Abstentions
Total
17,961,601
701,569
489,829
19,152,998



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